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                                                                   Exhibit(D)(8)

CERTIFICATE                                                            NUMBER OF
  NUMBER                                                                 SHARES
    1
___________                                                            _________


             EATON VANCE TAX-ADVANTAGED GLOBAL DIVIDEND INCOME FUND
          Organized Under the Laws of The Commonwealth of Massachusetts
                       Auction Preferred Shares, Series G
                            $.01 Par Value Per Share
                    $25,000 Liquidation Preference Per Share


                                                             Cusip No.__________


      This certifies that The Depository Trust Company is the owner of __________ fully paid and non-assessable shares of Auction Preferred Shares, Series G, $.01 par value per share, $25,000 Liquidation Preference Per Share, of Eaton Vance Tax-Advantaged Global Dividend Income Fund (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

      A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholders upon request and without charge.

      IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this __th day ______________of A.D. 2004.

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
DEUTSCHE BANK TRUST COMPANY AMERICAS                              EATON VANCE TAX-ADVANTAGED GLOBAL DIVIDEND INCOME FUND
FUND
As Transfer Agent and Registrar


By: _______________________________________________               By: ________________________________________________
        Authorized Signature                                              Duncan W. Richardson President

                                                                  Attest: ____________________________________________
                                                                          James L. O'Connor, Treasurer
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      FOR VALUE RECEIVED, ____________________________________ hereby sells, assigns and transfers unto _____________________________ Shares represented by this Certificate, and do hereby irrevocably constitute and appoint
____________________________________ Attorney to transfer the said Shares on the books of the within named Fund with full power of substitution in the premises.

Dated   ______________________________,    ________________

In presence of


____________________________________        ____________________________________

          Shares of Auction Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Fund's Agreement and Declaration of Trust, as amended, a copy of which may be at the office of the Secretary of the Commonwealth of Massachusetts.

          The Fund will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class of series of capital stock of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
          REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
          DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


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